Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report of Thompson Creek Metals Company Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission (the "Report"), Pamela L. Saxton, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 6, 2015

/s/ PAMELA L. SAXTON
Pamela L. Saxton Chief Financial Officer